Exhibit 99.1

BOYD GAMING REPORTS FIRST-QUARTER 2025 RESULTS

LAS VEGAS - APRIL 24, 2025 - Boyd Gaming Corporation (NYSE: BYD) today reported financial results for the first quarter ended March 31, 2025.

Keith Smith, President and Chief Executive Officer of Boyd Gaming, said: “During the first quarter, we achieved revenue and Adjusted EBITDAR growth on both a Companywide and property-level basis, maintaining property operating margins of 40% – an impressive performance by our Company, considering the impact of severe weather this year across our Midwest & South segment, as well as difficult comparisons to Leap Year. While economic uncertainty has increased in recent weeks, we are encouraged that trends in our business have remained consistent over the first three weeks of April. In all, we are pleased with the overall performance of our business and remain confident in our ability to manage through the current environment, supported by our strong balance sheet and experienced management team.”

Boyd Gaming reported first-quarter 2025 revenues of $991.6 million, up from $960.5 million in the first quarter of 2024. The Company reported net income of $111.4 million, or $1.31 per share, for the first quarter of 2025, compared to $136.5 million, or $1.40 per share, for the year-ago period.

Total Adjusted EBITDAR(1) was $337.5 million in the first quarter of 2025, increasing from $330.5 million in the first quarter of 2024. Adjusted Earnings(1) for the first quarter of 2025 were $137.7 million, or $1.62 per share, compared to $147.3 million, or $1.51 per share, for the same period in 2024.

(1)	See footnotes at the end of the release for additional information relative to non-GAAP financial measures.

Operations Review

In the Company’s Las Vegas Locals segment, the Orleans continued to be impacted by competitive pressures, while the remainder of the properties in the segment posted modest revenue growth with Adjusted EBITDAR in line with prior year. The Downtown Las Vegas segment reported gains in both revenues and Adjusted EBITDAR, with year-over-year growth in Hawaiian visitation. While the Midwest & South segment was impacted by severe weather throughout the quarter, the segment achieved growth in both revenues and Adjusted EBITDAR.

The Company’s Online segment delivered strong revenue and Adjusted EBITDAR growth during the quarter, with increased contributions from the Company’s online casino gaming business. Managed & Other results reflect continued growth in management fees from Sky River Casino.

Dividend and Share Repurchase Update

Boyd Gaming paid a quarterly cash dividend of $0.18 per share on April 15, 2025, an increase over the Company's prior quarterly dividend of $0.17 per share.

As part of its ongoing share repurchase program, the Company repurchased $328 million in shares of its common stock during the first quarter of 2025. As of March 31, 2025, the Company had approximately $312 million remaining under the current share repurchase authorization.

Balance Sheet Statistics

As of March 31, 2025, Boyd Gaming had cash on hand of $311.5 million, and total debt of $3.5 billion.

Conference Call Information

Boyd Gaming will host a conference call to discuss its first-quarter 2025 results today, April 24, at 5:00 p.m. Eastern.  The conference call number is (800) 836-8184; no passcode is required to join the call. Please join up to 15 minutes in advance to ensure you are connected prior to the start of the call.

The conference call will also be available live on the Internet at https://investors.boydgaming.com, or https://app.webinar.net/j6Bq1JR1NZ8.

A replay will be available by dialing (888) 660-6345 today, April 24, after the conclusion of the call, and continuing through May 1.  The passcode for the replay will be 77591#.  The replay will also be available at https://investors.boydgaming.com.

BOYD GAMING CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended
	March 31,
(In thousands, except per share data)	2025	2024
Revenues
Gaming	$638,693	$634,131
Food & beverage	74,158	72,639
Room	47,388	48,947
Online	169,573	146,170
Management fee	25,146	22,245
Other	36,607	36,389
Total revenues	991,565	960,521
Operating costs and expenses
Gaming	246,123	245,686
Food & beverage	63,337	61,957
Room	18,997	18,712
Online	146,030	125,475
Other	12,791	12,913
Selling, general and administrative	107,846	108,184
Master lease rent expense (a)	28,160	27,235
Maintenance and utilities	36,725	34,744
Depreciation and amortization	68,223	62,913
Corporate expense	29,951	29,385
Project development, preopening and writedowns	(1,522)	3,021
Impairment of assets	32,272	10,500
Other operating items, net	2,745	411
Total operating costs and expenses	791,678	741,136
Operating income	199,887	219,385
Other expense (income)
Interest income	(808)	(446)
Interest expense, net of amounts capitalized	48,437	42,309
Other, net	107	50
Total other expense, net	47,736	41,913
Income before income taxes	152,151	177,472
Income tax provision	(41,269)	(40,999)
Net income	110,882	136,473
Net loss attributable to noncontrolling interest	537	—
Net income attributable to Boyd Gaming	$111,419	$136,473

Basic net income per common share	$1.31	$1.40
Weighted average basic shares outstanding	85,119	97,434

Diluted net income per common share	$1.31	$1.40
Weighted average diluted shares outstanding	85,136	97,479

__________________________________________

(a) Rent expense incurred by those properties subject to a master lease with a real estate investment trust.

BOYD GAMING CORPORATION

SUPPLEMENTAL INFORMATION

Reconciliation of Adjusted EBITDA to Net Income Attributable to Boyd Gaming

(Unaudited)

	Three Months Ended
	March 31,
(In thousands)	2025	2024
Total Revenues by Segment
Las Vegas Locals	$222,799	$225,622
Downtown Las Vegas	57,287	53,531
Midwest & South	504,587	500,766
Online	169,573	146,170
Managed & Other	37,319	34,432
Total revenues	$991,565	$960,521

Adjusted EBITDAR by Segment
Las Vegas Locals	$106,547	$110,438
Downtown Las Vegas	20,923	17,815
Midwest & South	183,222	180,994
Online	23,306	20,476
Managed & Other	27,319	24,781
Corporate expense, net of share-based compensation expense (a)	(23,800)	(24,018)
Adjusted EBITDAR	337,517	330,486
Master lease rent expense (b)	(28,160)	(27,235)
Adjusted EBITDA	309,357	303,251

Other operating costs and expenses
Deferred rent	147	161
Depreciation and amortization	68,223	62,913
Share-based compensation expense	7,605	6,860
Project development, preopening and writedowns	(1,522)	3,021
Impairment of assets	32,272	10,500
Other operating items, net	2,745	411
Total other operating costs and expenses	109,470	83,866
Operating income	199,887	219,385
Other expense (income)
Interest income	(808)	(446)
Interest expense, net of amounts capitalized	48,437	42,309
Other, net	107	50
Total other expense, net	47,736	41,913
Income before income taxes	152,151	177,472
Income tax provision	(41,269)	(40,999)
Net income	110,882	136,473
Net loss attributable to noncontrolling interest	537	—
Net income attributable to Boyd Gaming	$111,419	$136,473

__________________________________________

(a) Reconciliation of corporate expense:

	Three Months Ended
	March 31,
(In thousands)	2025	2024
Corporate expense as reported on Condensed Consolidated Statements of Operations	$29,951	$29,385
Corporate share-based compensation expense	(6,151)	(5,367)
Corporate expense, net, as reported on the above table	$23,800	$24,018

(b) Rent expense incurred by those properties subject to a master lease with a real estate investment trust.

BOYD GAMING CORPORATION

SUPPLEMENTAL INFORMATION

Reconciliations of Net Income attributable to Boyd Gaming to Adjusted Earnings and Net Income Per Share to Adjusted Earnings Per Share

(Unaudited)

	Three Months Ended
	March 31,
(In thousands, except per share data)	2025	2024
Net income attributable to Boyd Gaming	$111,419	$136,473
Pretax adjustments:
Project development, preopening and writedowns	(1,522)	3,021
Impairment of assets	32,272	10,500
Other operating items, net	2,745	411
Other, net	107	50
Total adjustments	33,602	13,982

Income tax effect for above adjustments	(7,293)	(3,182)
Adjusted earnings	$137,728	$147,273

Net income per share, diluted	$1.31	$1.40
Pretax adjustments:
Project development, preopening and writedowns	(0.02)	0.03
Impairment of assets	0.38	0.11
Other operating items, net	0.04	—
Other, net	—	—
Total adjustments	0.40	0.14

Income tax effect for above adjustments	(0.09)	(0.03)
Adjusted earnings per share, diluted	$1.62	$1.51

Weighted average diluted shares outstanding	85,136	97,479

Non-GAAP Financial Measures

Our financial presentations include the following non-GAAP financial measures:

●	EBITDA: earnings before interest, taxes, depreciation and amortization,
●

Adjusted EBITDA: EBITDA adjusted for deferred rent, share-based compensation expense, project development, preopening and writedown expenses, impairments of assets, other operating items, net, gain or loss on early extinguishments and modifications of debt, net income (loss) attributable to noncontrolling interest and other items, net, as applicable,

●	EBITDAR: EBITDA further adjusted for rent expense associated with master leases with a real estate investment trust,
●	Adjusted EBITDAR: Adjusted EBITDA further adjusted for rent expense associated with master leases with a real estate investment trust,
●

Adjusted Earnings: net income before project development, preopening and writedown expenses, impairments of assets, other operating items, net, gain or loss on early extinguishments and modifications of debt, net income (loss) attributable to noncontrolling interest, and other non-recurring adjustments, net, as applicable, and,

●	Adjusted Earnings Per Share (Adjusted EPS): Adjusted Earnings divided by weighted average diluted shares outstanding.

Collectively, we refer to these and other non-GAAP financial measures as the “Non-GAAP Measures.”

The Non-GAAP Measures are commonly used measures of performance in our industry that we believe, when considered with measures calculated in accordance with accounting principles generally accepted in the United States (GAAP), provide our investors with a more complete understanding of our operating results and facilitates comparisons between us and our competitors. We provide this information to investors to enable them to perform comparisons of our past, present and future operating results and as a means to evaluate the results of core on-going operations. We have historically reported these measures to our investors and believe that the continued inclusion of the Non-GAAP Measures provides consistency in our financial reporting. We also believe this information is useful to investors in allowing greater transparency related to significant measures used by our management in their financial and operational decision-making, their evaluation of total company and individual property performance, in the evaluation of incentive compensation and in the annual budget process. Management also uses Non-GAAP Measures in the evaluation of potential acquisitions and dispositions. We believe these measures continue to be used by investors in their assessment of our operating performance and the valuation of our company.

The use of Non-GAAP Measures has certain limitations. Our presentation of the Non-GAAP Measures may be different from the presentation used by other companies and therefore comparability may be limited. While excluded from certain of the Non-GAAP Measures, depreciation and amortization expense, interest expense, income taxes and other items have been and will be incurred. Each of these items should also be considered in the overall evaluation of our results. Additionally, the Non-GAAP Measures do not consider capital expenditures and other investing activities and should not be considered as a measure of our liquidity. We compensate for these limitations by providing the relevant disclosure of our depreciation and amortization, interest and income taxes, capital expenditures and other items both in our reconciliations to the historical GAAP financial measures and in our consolidated financial statements, all of which should be considered when evaluating our performance. We do not provide a reconciliation of forward-looking Non-GAAP Measures to the corresponding forward-looking GAAP measure due to our inability to project special charges and certain expenses.

The Non-GAAP Measures are to be used in addition to and in conjunction with results presented in accordance with GAAP. The Non-GAAP Measures should not be considered as an alternative to net income, operating income, or any other operating performance measure prescribed by GAAP, nor should these measures be relied upon to the exclusion of GAAP financial measures. The Non-GAAP Measures reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding historical GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. Management strongly encourages investors to review our financial information in its entirety and not to rely on a single financial measure.

Forward-looking Statements and Company Information

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as “may,” “will,” “might,” “expect,” “believe,” “anticipate,” “could,” “would,” “estimate,” “continue,” “pursue,” or the negative thereof or comparable terminology, and may include (without limitation) information regarding the Company's expectations, goals or intentions regarding future performance. These forward-looking statements are based on the current beliefs and expectations of management and involve risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. Many of these risks and uncertainties relate to factors that are beyond Boyd Gaming’s ability to control or estimate precisely. Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” and in other sections of the Company's Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and in the Company's other current and periodic reports filed from time to time with the SEC. The reader is cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. All forward-looking statements in this press release are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

About Boyd Gaming

Celebrating its 50th anniversary in 2025, Boyd Gaming Corporation (NYSE: BYD) is a leading geographically diversified operator of 28 gaming entertainment properties in 10 states, manager of a tribal casino in northern California, and owner and operator of Boyd Interactive, a B2B and B2C online casino gaming business. The Company is also a strategic partner and 5% equity owner of FanDuel Group, the nation's leading sports-betting operator. With one of the most experienced leadership teams in the casino industry, Boyd Gaming prides itself on offering guests an outstanding entertainment experience and memorable customer service. For additional Company information and press releases, visit https://investors.boydgaming.com.

Financial Contact:	Media Contact:
Josh Hirsberg	David Strow
(702) 792-7234	(702) 792-7386
joshhirsberg@boydgaming.com	davidstrow@boydgaming.com